UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2024 (January 22, 2024)

CSLM Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41219	98-1602789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 E. Commercial Boulevard, Suite 900 Ft. Lauderdale, FL	33308
(Address of principal executive offices)	(Zip Code)

(954) 315-9381

(Registrant’s telephone number, including area code)

Consilium Acquisition Corp I Ltd.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title for each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, one right and one-half of one redeemable warrant	CSLMU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CSLM	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CSLMW	The Nasdaq Stock Market LLC
Rights to acquire one-tenth of one Class A ordinary share	CSLMR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On January 22, 2024, CSLM Acquisition Corp. (“CSLM” or “Parent”), a Cayman Islands exempted company (which shall de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation prior to the Closing Date (as defined below)), entered into a Merger Agreement, by and among CSLM, CSLM Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of CSLM (“Merger Sub”), and Fusemachines Inc., a Delaware corporation (“Fusemachines” or the “Company”) (as it may be amended and/or restated from time to time, the “Merger Agreement”). Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Merger Agreement.

Fusemachines is a global provider of enterprise Artificial Intelligence (“AI”) products and solutions on a mission to democratize AI, by providing high quality AI education in underserved communities and helping organizations achieve their full potential with AI.

The board of directors of CSLM has unanimously approved and declared advisable the Merger Agreement and the Business Combination (as defined below) and resolved to recommend approval of the Merger Agreement and related matters by CSLM’s shareholders. The Merger is expected to be consummated after obtaining the required approval by the shareholders of CLSM and Fusemachines and the satisfaction of certain other customary closing conditions.

The following description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

The Merger

The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, following the Domestication (as defined below) Merger Sub will merge with and into Fusemachines (the “Merger”), after which Fusemachines will be the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of CSLM. The transactions contemplated by the Merger Agreement together with the other related agreements are referred to herein as the “Business Combination.” The time of the closing of the Business Combination is referred to herein as the “Closing.” The date of the Closing is referred to herein as the “Closing Date.” In connection with the Business Combination, CSLM will be renamed “Fusemachines, Inc.” (“Pubco”). The Merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed to by the parties to the Merger Agreement and specified in the articles of merger (the “Effective Time”).

The Domestication

At least one Business Day prior to the date of the Effective Time and on the terms and subject to the conditions of the Merger Agreement, CSLM shall de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation in accordance with Parent’s organizational documents, Section 388 of the Delaware General Corporation Law, as amended, and Part XII of the Companies Act (Revised) of the Cayman Islands (the “Domestication”).

In connection with the Domestication, (x) prior to the Domestication, Consilium Acquisition Sponsor I, LLC, a Cayman Islands limited liability company and the Sponsor of CSLM (“Sponsor”), will surrender to CSLM for no consideration the sole issued and outstanding Class B ordinary share of CSLM, par value $0.0001 per share, and (y) at the effective time of the Domestication, (i) each then issued and outstanding Class A ordinary share of CSLM, par value $0.0001 per share, after giving effect to redemptions occurring prior to the Domestication, will convert automatically, on a one-for-one basis, into one share of common stock, par value $0.0001 per share, of Parent (each a “Parent Common Share”), (ii) each then issued and outstanding Parent Class B Ordinary Share shall convert automatically into one Parent Common Share; (iii) each then issued and outstanding warrant of CSLM will become exercisable for one Parent Common Share (“Domesticated Parent Warrant”), pursuant to the Warrant Agreement, dated as of January 12, 2022, by and between CSLM and Continental Stock Transfer & Trust Company, as warrant agent, (iv) each then issued and outstanding Parent Right shall convert automatically into one right to acquire one-tenth (1/10) of one Parent Common Share upon the consummation of Parent’s initial business combination, pursuant to the terms of the Parent Rights Agreement (“Domesticated Parent Right”); and (v) each then issued and outstanding unit of CSLM shall separate and convert automatically into one Parent Common Share, one right to acquire one-tenth of a Parent Common Share, and one-half of one Domesticated Parent Warrant.

Consideration and Structure

Under the Merger Agreement, the Fusemachines equityholders that hold shares of Company Common Stock (as defined below), shares of Company Preferred Stock (as defined below), Company Options (as defined below), or Company Convertible Notes (as defined below) will receive an aggregate of the number of Parent Common Shares equal to the quotient obtained by dividing (a) $200,000,000, by (b) US$10.00 (the “Aggregate Merger Consideration”) in exchange for all of Fusemachines’s Aggregate Fully Diluted Company Common Stock, as defined below.

The Merger Agreement also provides, among other things, Parent, Sameer Maskey, the founder and Chief Executive Officer of the Company, and the Company are entering into and delivering a Founder Transaction Bonus Agreement, (the “Founder Transaction Bonus Agreement”), pursuant to which Mr. Maskey will be entitled to a transaction completion bonus upon the Closing upon the terms set forth in the Founder Bonus Agreement.

Sponsor Convertible Notes

Within five (5) Business Days following the execution of the Merger Agreement, and as a condition to Closing, an affiliate of Sponsor will provide to the Company loans in an aggregate amount of $6.5 million in the form of convertible promissory notes, of which $4.5 million shall be used by the Company for general corporate purposes, including debt repayment, and $2.0 million shall be used by the Company to repurchase certain Company shares from Mr. Maskey (collectively, the “Sponsor Convertible Notes”), and contemporaneously therewith, Mr. Maskey shall enter into a pledge agreement with the Sponsor and the Company (the “Pledge Agreement”), pursuant to which Mr. Maskey shall pledge certain shares of Company Common Stock held by him to secure the Company’s obligations under the Sponsor Convertible Notes. The Sponsor Convertible Notes (i) may convert into shares of Preferred Stock of the Company prior to the Closing of Merger at the option of the Sponsor in the event of a Qualified Financing, as defined in the Sponsor Convertible Notes, or (ii) automatically convert into shares of Common Stock of the Company prior to the Closing of the Merger, at the Conversion Price set forth and defined in the Sponsor Convertible Notes, upon receipt of five days’ notice the date of the Closing.

The PIPE Investment

In connection with the transactions contemplated by the Merger Agreement, Parent will enter into subscription agreements, in the form and substance as reasonably agreed upon by Parent and the Company (the “Subscription Agreements”), with certain investors providing for aggregate investments in Parent Common Shares in a private placement on or prior to the Closing of an amount as of immediately prior to the Effective Time, the sum of (i) $8,240,000, (ii) the outstanding balance under the Amended and Restated Promissory Note of up to $2 Million, dated as of January 18, 2024, issued by Parent in favor of Sponsor to fund Parent’s working capital requirements, as it may be from time to time amended or supplemented, and (iii) up to $3,000,000, subject to reduction up to zero as follows: (a) a dollar-for-dollar reduction for Parent Closing Excess Cash of up to $1,000,000, and (b) a 20% reduction for every dollar of Parent Closing Excess Cash in excess of $1,000,000 (the “Contingent PIPE Investment Amount”), if any (the “PIPE Investment Amount”) at $10.00 per Parent Common Share (the “PIPE Investment”). “Parent Closing Excess Cash” means (i) the amount of cash available in the Trust Account immediately prior to the Effective Time after deducting the amount required to satisfy the Parent Redemption Amount plus (ii) the proceeds of any equity investments (including any private investments in public equity) or debt financing facilities that are or will be actually received by Parent prior to or substantially concurrently with the Closing, but excluding the PIPE Investment Amount.

Treatment of Fusemachines Securities

Pursuant to the Merger Agreement, at the Effective Time, each option (whether vested or unvested) (each, a “Company Option”) to purchase shares of common stock of the Company (“Company Common Stock”) that is outstanding as of immediately prior to the Effective Time will be converted into an option to acquire, subject to substantially the same terms and conditions as were applicable under such Company Option (including expiration date, vesting conditions, and exercise provisions), the number of Parent Common Shares (rounded down to the nearest whole share), determined by multiplying the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time by the Conversion Ratio (as defined below), at an exercise price per Parent Common Share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Company Common Stock of such Company Option divided by (B) the Conversion Ratio (a “Converted Stock Option”). At the Effective Time, Parent will assume all obligations of the Company with respect to each Converted Stock Option.

Pursuant to the Merger Agreement, effective immediately prior to the Effective Time, each of the Company’s issued and outstanding convertible promissory notes (the “Company Convertible Notes”) shall be (i) treated in accordance with the terms of the relevant agreement governing such Company Convertible Notes, and (ii) converted into Company Preferred Stock or Company Common Stock, as applicable.

The “Conversion Ratio” is the quotient obtained by dividing (i) the number of Parent Common Shares constituting the Aggregate Merger Consideration, by (ii) the “Aggregate Fully Diluted Company Common Stock”, which means: the sum, without duplication, of (a) all shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time; plus (b) the aggregate number of shares of Company Common Stock issuable upon conversion of all shares of Company Preferred Stock that are issued and outstanding immediately prior to the Effective Time; plus (c) the aggregate number of shares of Company Common Stock issuable upon full exercise of all Company Options (whether vested or unvested); plus (d) the aggregate number of shares of Company Common Stock issuable upon full conversion of all Company Convertible Notes that are outstanding immediately prior to the Effective Time; plus (e) the aggregate number of shares of Company Common Stock issuable upon full conversion, exercise or exchange of any other securities of the Company outstanding immediately prior to the Effective Time directly or indirectly convertible into or exchangeable or exercisable for shares of Company Common Stock.

The Pubco Bylaws will provide that the Parent Common Shares issued as consideration pursuant to the Merger will be subject to a lock-up for a period of the shorter period of (i) one year after the Closing Date and (ii) subsequent to the Closing Date, (x) if the last reported sale price of Parent Common Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 120 days after the Closing Date or (y) the date following the Closing Date on which the PubCo completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the PubCo’s shareholders having the right to exchange their Parent Common Shares for cash, securities or other property. The board of directors of the PubCo may, in its sole discretion, determine to waive, amend or repeal such lock-up obligations, whether in whole or in part.

The Sponsor Support Agreement provides that the Parent Common Shares owned by the Sponsor shall be subject to a “lock-up” of the same duration and terms as those set forth in the Pubco Bylaws with respect to Parent Common Shares issued as consideration in the Merger.

Representations, Warranties and Covenants

The parties to the Merger Agreement have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants with respect to the conduct of the Company and CSLM and their respective subsidiaries prior to the Closing, including the Company’s covenant to deliver to CSLM its audited financial statements for the twelve month periods ended December 31, 2023 and 2022 (the “Financial Statements”) for inclusion in the registration statement on Form S-4 to be filed by CSLM in connection with the Business

Combination (the “Registration Statement”), and that such Financial Statements have been prepared in conformity with U.S. GAAP applied on a consistent basis and in accordance with the requirements of the Public Company Accounting Oversight Board for public companies. The Company has covenanted to provide the Financial Statements no later than February 29, 2024, or incur delay fees in the amount equal to $35,000 for the first one-month delay to March 31, 2024 (pro-rated for a partial month), $50,000 for the second one-month delay to April 30, 2024 and thereafter $70,000 for each subsequent one-month delay (pro-rated for any partial month).

CSLM and the Company may also mutually agree that CSLM enter into and consummate subscription agreements with investors to purchase securities of CSLM in connection with the PIPE Investment on terms mutually agreeable to CSLM and the Company.

Conditions to Closing

The Closing is subject to certain customary conditions, including, among other things: (i) approval of the Business Combination and related agreements and transactions by the respective shareholders of CSLM and the Company; (ii) the effectiveness of the Registration Statement; (iii) the Parent Common Shares being conditionally approved for listing on the Nasdaq Stock Market (“Nasdaq”) or another national stock exchange; (iv) the Domestication shall have been consummated on the day that is at least one Business Day prior to the Closing Date (v) delivery of the respective certificates, authorizations and certificates of good standing from the Company, CSLM and Merger Sub; (vi) the Company shall have obtained each Company Consent; (vii) Company shall have delivered to Parent executed employment agreements with certain employees; (viii) the size and composition of the post-Closing Parent Board of Directors shall have been appointed; (ix) the PIPE Investment shall have been consummated as of immediately prior to the Closing with gross proceeds in an amount not less than the PIPE Investment Amount; and (x) there shall not have occurred an Event of Default under a Sponsor Convertible Note, as defined in the applicable Sponsor Convertible Note.

Termination without Default

The Merger Agreement may be terminated by CSLM and the Company under certain circumstances, including, among others, (i) by mutual written agreement of CSLM and the Company, (ii) by either CSLM or the Company if (1) the Closing has not occurred on or before the latest of (A) October 18, 2024, and (B) such date as approved in accordance with the Parent Articles to extend such date, the last date for Parent to consummate a Business Combination pursuant to such extensions (the “Outside Date”) and (2) the material breach or violation of any representation, warranty or covenant under the Merger Agreement by the party seeking to terminate the Merger Agreement is not the cause of, or has not resulted in, the failure of the Closing to occur by the Outside Date, (iii) in the event an Authority shall have issued an Order or enacted a Law (as such terms are defined in the Merger Agreement), having the effect of prohibiting the Merger or making the Merger illegal, which Order or Law is final and non-appealable, CSLM or the Company shall have the right, at its sole option, to terminate this Agreement without liability to the other party; provided, however, that the right to terminate the Merger Agreement pursuant to this Section shall not be available to the Company or CSLM if the failure by such party or its Affiliates to comply with any provision of the Merger Agreement has been a substantial cause of, or substantially resulted in, such action by such Authority, (iv)in the event that the Parent Shareholder Meeting has been held (including any adjournment thereof) and has concluded, and the holders of Parent Common Shares have duly voted, and the Parent Shareholder Approval was not obtained, CSLM or the Company shall have the right, at its sole option, to terminate the Merger Agreement within five (5) Business Days thereafter; and (v) in the event an Event of Default (as defined in the applicable Sponsor Convertible Note) has occurred under a Sponsor Convertible Note, then CSLM or the Company, as applicable, shall have the right, at its sole option, to terminate the Merger Agreement without liability to the other party at any time; provided, however, that such termination by the Company for an Event of Default pursuant to Section 3(g) of such Sponsor Convertible Note shall be deemed a Parent Termination for Cause. Such right to terminate the Merger Agreement may be exercised by CSLM or the Company, as the case may be, giving written notice to the other at any time prior to the Outside Date.

Termination Upon Default

CSLM may terminate the Merger Agreement if (i) at any time prior to the Closing Date if (x) the Company shall have breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, which has rendered or would reasonably be expected to render the satisfaction of certain conditions impossible; (y) such breach cannot be cured or is not cured by the earlier of the Outside Date and thirty (30) days following receipt by the Company of a written notice from CSLM describing in reasonable detail the nature of such breach, provided, however, that CSLM is not then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement; or (ii) at any time after the Company Shareholder Written Consent Deadline if the Company has not previously received the Company Shareholder Approval. For the avoidance of doubt, CSLM shall also have the right to terminate the Merger Agreement if (A) such conditions have been satisfied on or prior to the date of such termination (other than those conditions that, by their nature, cannot be satisfied until the Closing Date, but, which conditions would be satisfied if the Closing Date were the date of such termination), (B) CSLM and Merger Sub are willing, ready and able to effect the Closing, and (C) the Company fails to effect the Closing within two (2) Business Days following the written request of CSLM to proceed with the Closing.

The Company may terminate the Merger Agreement (i) at any time prior to the Closing Date if (x) CSLM shall have breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date, which has rendered or reasonably would render the satisfaction of certain conditions impossible; and (y) such breach cannot be cured or is not cured by the earlier of the Outside Date and thirty (30) days following receipt by CSLM of a written notice from the Company describing in reasonable detail the nature of such breach, provided, however, that the Company is not then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement. For the avoidance of doubt, the Company shall also have the right to terminate if (A) such conditions have been satisfied on or prior to the date of such termination (other than those conditions that, by their nature, cannot be satisfied until the Closing Date, but, which conditions would be satisfied if the Closing Date were the date of such termination), (B) the Company is willing, ready and able to effect the Closing, and (C) CSLM and Merger Sub fail to effect the Closing within two (2) Business Days following the written request of the Company to proceed with the Closing.

In the event that the Merger Agreement is validly terminated by CSLM pursuant to Section 10.2(a) of the Merger Agreement, and at the time of any such termination, the Company is not permitted to terminate the Merger Agreement pursuant to Section 10.2(b) thereof, (such termination, a “Parent Termination for Cause”), then the Company shall pay to CSLM a termination fee in the amount equal to $1,000,000 (which fee shall be payable within two (2) Business Days after such termination).

In the event that the Merger Agreement is validly terminated by the Company pursuant to Section 10.2(b) of the Merger Agreement, and at the time of any such termination, Parent is not permitted to terminate the Merger Agreement pursuant to Section 10.2(a), then Sponsor and CSLM shall pay to (and Sponsor and CSLM shall be jointly and severally liable for) the Company a termination fee in the amount equal to $1,000,000 (which fee shall be payable within two (2) Business Days after such termination).

Governance

The executive management of the Company is expected to serve as the executive management of Pubco following the Closing. Pursuant to the Merger Agreement, Pubco’s board of directors will consist of five members, with the Sponsor having the right to designate one independent director and the remaining directors shall be designated by the Company. At least a majority of the board of directors shall qualify as independent directors under the Securities Act and Nasdaq or Alternate Exchange rules, as applicable. Pursuant to the Parent Certificate of Incorporation, the Parent’s Board of Directors will be a classified board with three classes of directors, with (I) one class of directors, the Class I Directors, initially serving until the first annual meeting of PubCo shareholders occurring after the Closing, such term effective from the Closing (but any subsequent Class I Directors serving a three (3) year term), (II) a second class of directors, the Class II Directors, initially serving until the second annual meeting of PubCo shareholders occurring after the Closing, such term effective from the Closing (but any subsequent Class II Directors serving a three (3) year term), and (III) a third class of directors, the Class III Directors, serving until the third annual meeting of PubCo shareholders occurring after the Closing, such term effective from the Closing (and with any subsequent Class III Directors serving a three (3) year term). The director designated by the Sponsor shall be a Class III Director.

The foregoing description of the Merger Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the parties to the Merger Agreement made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about CSLM, the Company or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in CSLM’s public disclosures.

Timeframes for Filing and Closing

CSLM expects to file the Registration Statement as promptly as practicable after the date of the Merger Agreement. The Closing is expected to occur following the fulfillment or waiver of the closing conditions set forth in the Merger Agreement.

Certain Related Agreements

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, CSLM entered into a support agreement (the “Sponsor Support Agreement”) with the Sponsor and the Company, pursuant to which the Sponsor agreed to, among other things, (i) vote all of its shares in favor of the various proposals related to the Business Combination and the Merger Agreement and any other matters necessary or reasonably requested by CSLM for consummation of the Business Combination, (ii) vote against any alternative proposal or alternative transaction or any proposal relating to an alternative proposal or alternative transaction, (iii) vote against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by CSLM (other than the Merger Agreement and transactions relating to the Merger), (iv) vote against any change in the business, management or board of directors of CSLM (other than in connection with the Merger), (v) vote against any proposal that would impede the Merger or that would result in a breach with respect to any obligation or agreement of CSLM, Merger Sub or the Sponsor under the Merger Agreement or the Parent Support Agreement, and (vi) vote in favor of any proposal to extend the period of time CSLM is afforded under its organizational documents to consummate an initial business combination, in each case, subject to the terms and conditions of the Parent Support Agreement. The Sponsor agrees that, effective as of and conditioned upon the Closing, it shall irrevocably forfeit and surrender to Parent 3,971,250 Parent Private Warrants purchased in connection with the initial public offering.

In addition, the Sponsor agreed to be bound by exclusivity and publicity sections of the Merger Agreement.

The foregoing description of the Parent Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Parent Support Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Company Support Agreement

In connection with the execution of the Merger Agreement, CSLM entered into a support agreement (the “Company Support Agreement”) with the Company and certain shareholders of the Company (the “Company Supporting Shareholders”) pursuant to which the Company Supporting Shareholders agreed to, among other things,

(i) vote to adopt and approve, or to execute a written consent with respect to the approval, within five Business Days following the date of the effectiveness of the Registration Statement, the Merger Agreement and all other documents and transactions contemplated thereby, (ii) vote against any alternative proposal or alternative transaction or any proposal relating to an alternative proposal or alternative transaction, (iii) vote against any merger agreement or merger, consolidation, or combination sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Merger Agreement and the transactions relating to the Merger), (iv) vote against any change in the business (to the extent in violation of the Merger Agreement), management or board of directors of the Company (other than in connection with the Merger), and (v) vote against any proposal that would impede the Merger or that would result in a breach with respect to any obligation or agreement of the Company or the Company Supporting Shareholders under the Merger Agreement or the Company Support Agreement, in each case, subject to the terms and conditions of the Company Support Agreement.

In addition, the Company Supporting Shareholders agreed to be bound by exclusivity and publicity sections of the Merger Agreement.

The foregoing description of the Company Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Company Support Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Registration Rights Agreement

The Merger Agreement contemplates that, at the Closing, Pubco, the Sponsor and certain former shareholders of the Company (collectively, the “Holders”) will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which Pubco will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain Parent Common Shares and Domesticated Parent Warrants that are held by the Holders from time to time.

The Registration Rights Agreement amends and restates the registration rights agreement that was entered into by CSLM, the Sponsor and the other parties thereto in connection with CSLM’s initial public offering. The Registration Rights Agreement will terminate on the earlier of (a) the five year anniversary of the date of the Registration Rights Agreement or (b) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities (as defined therein).

The foregoing description of the form of Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Registration Rights Agreement, a copy of which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Founder Bonus Agreement

Parent, Sameer Maskey, the founder and Chief Executive Officer of the Company, and the Company are entering into and delivering a Founder Transaction Bonus Agreement, (the “Founder Transaction Bonus Agreement”), pursuant to which Mr. Maskey will be entitled to a transaction completion bonus upon the Closing upon the terms set forth in the Founder Transaction Bonus Agreement.

The foregoing description of the Founder Transaction Bonus Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Founder Transaction Bonus Agreement, a copy of which is filed as Exhibit 10.4 hereto and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On January 23, 2024, CSLM and Fusemachines jointly issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibits 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of CSLM under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1.

Important Information About the Business Combination and Where to Find It

The Business Combination will be submitted to shareholders of CSLM for their consideration. CSLM intends to file the Registration Statement with the SEC which will include a preliminary proxy statement/prospectus (a “Proxy Statement/Prospectus”). A definitive Proxy Statement/Prospectus will be mailed to CSLM’ shareholders as of a record date to be established for voting on the Business Combination. CSLM may also file other relevant documents regarding the Business Combination with the SEC. CSLM’ shareholders and other interested persons are advised to read, once available, the preliminary Proxy Statement / Prospectus and any amendments thereto and, once available, the definitive Proxy Statement/Prospectus, in connection with CSLM’ solicitation of proxies for its extraordinary meeting of shareholders to be held to approve, among other things, the Business Combination, because these documents will contain important information about CSLM, Fusemachines and the Business Combination. Shareholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the Business Combination and other documents filed with the SEC by CSLM, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: CSLM’s Chief Executive Officer at 2400 E. Commercial Boulevard, Suite 900 Ft. Lauderdale, FL 33308.

Participants in the Solicitation

CSLM and Fusemachines and certain of their respective directors, executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the Business Combination under the rules of the SEC. Information about the directors and executive officers of CSLM and Fusemachines and a description of their interests in CSLM, Fusemachines and the Business Combination are set forth in CSLM’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 31, 2023, and/or will be contained in the Registration Statement and the Proxy Statement/Prospectus when available, which documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of other financial, performance and operational metrics and projections of market opportunity; (2) references with respect to the anticipated benefits of the Proposed Business Combination and the projected future financial performance of Fusemachines following the Proposed Business Combination; (3) changes in the market for Fusemachines’ services and technology, expansion plans and opportunities; (4) the sources and uses of cash in connection with the Proposed Business Combination; (5) the anticipated capitalization and enterprise value of the combined company following the consummation of the Proposed Business Combination; (6) the projected technological developments of Fusemachines; (7) current and future potential commercial and customer relationships; (8) the ability to operate efficiently at scale; (9) anticipated investments in capital resources and research and development, and the effect of these investments; (10) the ability of the combined company to issue equity or equity-linked securities in the future; (11) the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement; (12) the outcome of any legal proceedings that may be instituted against Fusemachines or CSLM following announcement of the Proposed Business Combination and the transactions contemplated thereby; (13) the inability to complete the Proposed Business Combination due to, among other things, the failure to obtain CSLM stockholder approval on the expected terms and schedule as well as the risk that regulatory approvals required for the Proposed Business Combination are not obtained or are obtained subject to conditions that are not anticipated; (14) the risk that the Proposed Business Combination or another business combination may not be completed by CSLM’s business combination deadline and the potential failure to obtain an extension of the business combination deadline; (15) unexpected costs related to the Proposed Business Combination; (16) limited liquidity and trading of CSLM’s securities; (17) geopolitical risk and changes in applicable laws or regulations; (18) the possibility that CSLM and/or Fusemachines be adversely affected by other economic, business, and/or competitive factors; (19) the inability to obtain or maintain the listing of the combined company’s common stock on Nasdaq following the Proposed Business Combination, including but not limited to redemptions exceeding anticipated levels or the failure to meet Nasdaq’s initial listing standards in connection with the consummation of the Proposed Business Combination; and (20) expectations related to the terms and timing of the Proposed Business Combination. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of CSLM’s and Fusemachines’ management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CSLM and Fusemachines. These forward-looking statements are subject to a number of risks and uncertainties, as set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in CSLM’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 31, 2023, and/or will be contained in the Registration Statement and the Proxy Statement/Prospectus when available, and in those other documents that CSLM has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that neither CSLM nor Fusemachines presently know or that CSLM and Fusemachines currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect CSLM’s and Fusemachines’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. CSLM and Fusemachines anticipate that subsequent events and developments will cause CSLM’s and Fusemachines’s assessments to change. However, while CSLM and Fusemachines may elect to update these forward-looking statements at some point in the future, CSLM and Fusemachines specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing CSLM’s and Fusemachines’s assessments as of any date subsequent to the date of this release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Business Combination, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This Current Report on Form 8-K does not constitute either advice or a recommendation regarding any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act, or an exemption therefrom.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1†	Merger Agreement, dated as of January 22, 2024, by and among CSLM Acquisition Corp., CSLM Merger Sub, Inc. Fusemachines, Inc.

10.1†	Parent Support Agreement, dated as of January 22, 2024, by and among Consilium Acquisition Sponsor I, LC, CSLM Acquisition Corp. and Fusemachines, Inc.

10.2†	Company Support Agreement, dated as of January 22, 2024, by and among CSLM Acquisition Corp., Fusemachines, Inc. and the other parties thereto.

10.3	Form of Amended and Restated Registration Rights Agreement.

10.4	Founder Transaction Bonus Agreement dated January 22, 2024.

99.1	Joint Press Release, dated January 23, 2024.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

†

Certain of the schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSLM Acquisition Corp.

Dated: January 23, 2024	By:	/s/ Charles Cassel
Name: Charles Cassel
Title: Chief Executive Officer